UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2016

Madison Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-188753
(Commission File Number)

None
(IRS Employer Identification No.)

1810 E Sahara Ave Suite 583
Las Vegas, NV 89104
(Address of principal executive offices and Zip Code)

(866) 239-0577
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 11, 2016, we effected a four for one forward stock split of our authorized and issued and outstanding shares of common stock. As a result, our authorized common stock has increased from 75,000,000 shares of common stock, with a par value of $0.001 per share, to 300,000,000 shares of common stock, with a par value of $0.001 per share, and the number of our issued and outstanding shares of common stock has increased from 6,850,000 to 27,400,000.

The forward stock split became effective with OTC Markets Group at the opening for trading on April 11, 2016 under the new stock symbol "MAVTD". Our new CUSIP number is 558440 202. Our stock symbol is expected to be changed back to "MAVT" on or around May 9, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Change

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Ventures Inc.

Date: April 12, 2016	By:	/s/ Eugenio D. Gregorio
Eugenio D. Gregorio
President, Secretary, Treasurer and Director